Exhibit 99.1

Aziyo Biologics Provides Business Update and Preliminary Third Quarter 2021 Revenue Results and Announces Timing for Third Quarter 2021 Financial Results

SILVER SPRING, Md. – October 25, 2021 – Aziyo Biologics, Inc. (Nasdaq: AZYO), a commercial-stage regenerative medicine company focused on creating the next generation of differentiated products and improving outcomes in patients undergoing surgery, today announced that it was informed by Medtronic that, after conducting a thorough review of customer and patient needs, Medtronic has made the decision to cease distribution of Cellular Bone Matrix (CBM) products. As a result of this decision, the two companies are working toward a mutual termination of their FiberCel distribution agreement.

“While we are disappointed that Medtronic made the decision to cease distribution of Cellular Bone Matrix products, including Aziyo’s FiberCel Fiber Viable Bone Matrix, we will continue to collaborate and mutually support patients that were impacted by the previously announced recall of a single donor lot of this product,” said Ron Lloyd, Aziyo’s president and chief executive officer. “Over the past several months, Aziyo has developed and implemented measures to further enhance the safety of future production lots. These measures include implementing additional donor screening procedures and developing methodologies to test tissue products for m.tuberculosis. We believe these safeguards exceed applicable FDA and industry standards for donor screening and testing. We remain committed to providing high-quality, safe and effective CBM products.”

Preliminary Third Quarter Revenue Results

Aziyo announced preliminary revenue of approximately $11.5 million for the three months ended September 30, 2021, compared to $11.8 million for the three months ended September 30, 2020. These preliminary results are based on management’s initial analysis of operations for the quarter ended September 30, 2021.

“Despite some persistent COVID-related headwinds, as well as the impact of the suspension of sales by our FiberCel distribution partner, we saw strength throughout our product portfolio and growing market support of our regenerative medicine products,” added Lloyd. “We are very excited about our near-term growth drivers, especially progress on our next generation CanGaroo envelope. I’m confident that our diversified product portfolio will continue to allow us to address multiple end markets for patients receiving regenerative medicine.”

Conference Call

Aziyo expects to issue full financial results for the third quarter 2021 on Tuesday, November 9, 2021, to be followed by its quarterly conference call at 1:30 PM Pacific Time / 4:30 PM Eastern Time that day. To listen to the conference call, please dial (833) 665-0667 (US/Canada) or (914) 987-7319 (International) and use the conference ID number 1677709 approximately ten minutes prior to the start time. A webcast of the conference call can be accessed at www.aziyo.com under the investor relations section and will be archived for future reference.

About Aziyo’s Fiber Viable Bone Matrix

Aziyo’s Fiber Viable Bone Matrix, which is marketed and separately branded by multiple distributors, is a fiber-based bone repair product made from human tissue and engineered to maintain characteristics of natural tissue. It is marketed for use in orthopedic or reconstructive bone grafting procedures in combination with autologous bone or other forms of allograft bone or alone as a bone graft. Aziyo’s Fiber Viable Bone Matrix provides handling properties that are critical for use as a bone void filler in various orthopedic and spinal procedures. This product contains cancellous bone particles with preserved living cells and demineralized cortical bone fibers to facilitate bone repair and healing.

About Aziyo Biologics

Aziyo Biologics is a commercial-stage regenerative medicine company focused on creating the next generation of differentiated products and improving outcomes in patients undergoing surgery, concentrating on patients receiving implantable medical devices. Since its founding in 2015, the Company has created a portfolio of commercial-stage products used in cardiovascular, orthopedic, and reconstructive specialties. For more information, visit www.Aziyo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the ability of the Company’s portfolio to address patients receiving regenerative medicine. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to, the important factors discussed under the caption “Risk Factors” in Aziyo’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as such risk factors may be updated from time to time in Aziyo’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Aziyo’s website at www.Aziyo.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement.

Investors:

Leigh Salvo

Gilmartin Group

investors@aziyo.com

Media:

Courtney Guyer

Aziyo Biologics, Inc.

PR@aziyo.com